Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-33147 of Sigma Designs, Inc. on Form S-3 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
San Jose, California
October 3, 1997